UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2007

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(1)           On February 7, 2007, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the payment of special cash bonuses to four officers of the Company in recognition of their extraordinary contributions in 2006 relating to the previously announced withdrawal of the Company’s MoistureLoc® product.  Dr. Praveen Tyle, the only named executive officer being awarded this recognition bonus, will receive a cash award of $105,000.  The aggregate amount awarded to the three other officers receiving this recognition bonus is $335,000.

(2)           As disclosed in the Company’s Current Report on Form 8-K, filed March 3, 2006 (the “March 2006 8-K”), on February 27, 2006, the Compensation Committee approved an one-time arrangement for limited contributions to be made for the benefit of employees, including named executive officers, participating in the 401(k) Excess Program (“Excess Program”) under the Company’s non-qualified Executive Deferred Compensation Plan.  The arrangement was made to accommodate a technical correction in the administration of the Excess Program.

Although the Compensation Committee’s actions applied to officers of the Company, until the Company filed its Annual Report on Form 10-K for the period ending December 31, 2005, the Compensation Committee had not approved payments of cash bonuses to officers under the Company’s Annual Incentive Compensation Plan (“AICP”).  As such, no action had been taken with respect to providing the Company contributions (invested into the B&L Common Stock fund) discussed in our March 2006 8-K.  The Compensation Committee recently approved bonuses to officers in accordance with and under AICP for the 2005 performance period.  As described in the March 2006 8-K, although previously elected deferrals of these amounts will not be made into the Excess Program, the Company will make Company contributions into the Excess Program deferral accounts as if the officers’ previously elected deferrals of performance-based bonus into the Excess Program had been permitted.  The amounts being contributed to named executive officers are: (i) Dr. Preveen Tyle, $23,956; (ii) Paul Howes, $7,310; and (iii) Alan Farnsworth, $4,154.  An aggregate amount of $41,399 is being contributed on behalf of the remaining officers.

ITEM 8.01             OTHER EVENTS.

On January 30, 2007, the Company commenced an undertaking to solicit consents with respect to four issues of its outstanding debt and two additional issues of its outstanding convertible debt.  In the solicitation, the Company sought consents to certain amendments to its Indentures and waivers of certain defaults that may have occurred under the Indentures.  The consent deadline for all issues was originally February 6, 2007, but was extended until February 7, 2007.

By February 7, 2007, the Company had received the requisite number of consents for each of the issues of outstanding debt and convertible debt.  Accordingly, in accordance with the consent solicitation terms, the Company intends to complete supplemental indentures with the trustee for each issue of outstanding debt and convertible debt to effect the previously announced proposed amendments and waivers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ STEPHEN C. MCCLUSKI
Stephen C. McCluski
Senior Vice President and Chief Financial Officer
Date: February 9, 2007